Exhibit 99.1

Investview (“INVU”) Extends Its DeFi Blockchain Technology Holdings and Invests Another $1 Million in NDAU The World’s First Adaptive Digital Currency Asset Proof-of-Stake for long-term store of value & adds NDAU as Method Dividend Payment

Eatontown, NJ, May 21, 2021 - Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce that the company has extended its diversification to its blockchain technology holdings with its follow-on investment of an additional $1 million purchase of NDAU- the World’s First Adaptive Digital Currency - a unique category of Proof-of-Stake digital asset optimized for a long-term store of value with attractive staking income.

NDAU is a decentralized digital asset, with a trusted ecosystem where NDAU holders digitally self-govern and where NDAU has the freedom to rise with increasing demand while mitigating downside volatility.

“While we have made significant progress in our investment in NDAU already, this decision to follow-on and further invest in NDAU is a more concerted effort to accelerate our business growth at a pivotal point for Investview, while supporting innovative blockchain projects through long-term investment strategies. The additional investment in NDAU will help further support the NDAU decentralized finance (DeFi) technology project. We have an experienced management team that focuses on different business and investment strategies across our subsidiaries, and bringing everyone together under a single entity, we continue to create a more cohesive strategy and continue to invest in and support the most innovative projects that are shaping the blockchain and DeFi spaces,” said Joe Cammarata, Investview CEO.

“We bought both Bitcoin and NDAU adding it to our treasury balance sheet because we remain confident that both these crypto currencies will provide our company more flexibility to further diversify and maximize returns on our cash,” said Mario Romano, Investview Director of Finance.

Mario Romano added, “the price appreciation and less volatile nature of NDAU over the past six months continue to be a great complementary DeFi asset and hedge for the company”.

Joseph Cammarata, CEO added, ‘‘NDAU which is Proof of Stake is more of a storage low-power requirement as opposed to a power consumption crypto. While we have seen a sharp decline in Proof of Work coins the past week, NDAU has increased. The investment combination of our BTC proof of work and NDAU proof of stake continue to be producing assets and a great hedge for the company.”

Further, Investview expects to pay its next quarterly dividend of eighty-one cents ($.81) per Preferred Series B share to all holders of record as of the close of business June 30th, 2021. The Company has made the decision to further accommodate both domestic and foreign shareholders by extending an option to receive quarterly dividends via cash payment, Bitcoin, and now NDAU (subject to a $100 minimum.) The company views this as an easier and less expensive way for its international shareholders to manage the income derived from the company’s Perpetual Preferred Unit Offering. Investview may be the first public company to offer an option to pay out a Preferred Share dividend payment via Bitcoin and now NDAU.

Holders of Investview Preferred Shares are expected to receive an annual dividend yield of 13% as described in their Perpetual Preferred Unit Offering. The 13% annual dividend for the first three years is escrowed from the $25 Preferred Share price. To learn about Investview’s Perpetual Preferred Unit Offering visit the Capital Engine link:

https://bit.ly/2xj21lD

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com